UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, the Board of Directors (“Board”) of Faraday Future Intelligent Electric Inc. (“Company”), upon the recommendation of the Compensation Committee of the Board (“Compensation Committee”), approved the Company’s SOP/SOD Incentive Plan (“Incentive Plan”) granting cash bonuses and equity incentive awards to all active employees of the Company upon the commencement of the start of production of the Company’s FF 91 Futurist on or prior to March 31, 2023 (“Production Condition”) and the commencement of the start of delivery of the Company’s FF 91 Futurist on or prior to April 30, 2023 (“Delivery Condition”).

The Incentive Plan includes the grant of certain equity incentive awards to employees of the Company, including Mr. Xuefeng Chen, its Global Chief Executive Officer, Mr. Chui Tin Mok, its Global Executive Vice President and Global Head of User Ecosystem, and Ms. Yun Han, its Chief Accounting Officer and Interim Chief Financial Officer. Upon the Company’s satisfaction of the Delivery Condition, Messrs. Chen and Mok and Ms. Han will be entitled to receive restricted stock unit (“RSU”) awards with a grant date fair market value of $3,500,000 (in the case of Mr. Chen), or with a grant date fair market value ranging from 150% to 300% of the executive’s annual target bonus, in the discretion of the Compensation Committee (in the case of Mr. Mok and Ms. Han), subject to vesting in three annual installments on the first three anniversaries of the grant date, generally subject to the applicable executive’s continuous employment through each applicable vesting date. In addition, beginning after the satisfaction of the Delivery Condition and continuing for an eight-year period, Mr. Chen will annually receive a grant of fully-vested stock units, in each case with a grant date fair market value of $437,500, subject to Mr. Chen’s continued employment through each grant date of the award.

In addition to the equity incentive awards described above, the Board also approved two cash bonuses of $50,000 to Mr. Chen, which shall become payable upon (i) the satisfaction of the Production Condition, and (ii) satisfaction of the Delivery Condition, respectively.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release announcing the approval of the Incentive Plan described in Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release dated February 23, 2023.
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: February 23, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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